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                                                                  EXHIBIT 8.2


                                  Allen Matkins Leck Gamble & Mallory LLP
                                  ATTORNEYS AT LAW

                                  515 South Figueroa 7th Floor  Los Angeles
                                  California 90071-3398 telephone. 213 622 5555
                                  facsimile. 213 620 8816   www.allenmatkins.com
                                  FILE NUMBER. I4206-001/LA565965.01

am


October 31, 2001


Board of Directors
Imatron Inc.
389 Oyster Point Boulevard
South San Francisco, California 94080


Ladies and Gentlemen:


                  We have acted as counsel to Imatron Inc., a New Jersey corporation (the "COMPANY"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of September 21, 2001, by and between General Electric Company, a New York corporation ("PARENT"), Ruby Merger Corp., a New Jersey corporation ("SUB"), and the Company. Pursuant to the Merger Agreement, Sub will merge with and into Company (the "MERGER"). At your request, we have examined the form of Registration Statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission on October 31, 2001 (the "REGISTRATION STATEMENT"), in connection with the registration of the shares of Parent's common stock to be issued to the stockholders of Company upon consummation of the Merger.

         You have requested our opinion regarding the accuracy of the discussion relating to the material federal income tax consequences of the Merger as set forth in the Registration Statement under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES".

         In rendering this opinion, we have reviewed (without any independent investigation) the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Merger Agreement and the Registration Statement. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         Based upon the foregoing, it is our opinion that the discussion relating to the material federal income tax consequences of the Merger as set forth in the Registration Statement under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

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October 31, 2001
Page 2


         This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger. We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the captions "LEGAL MATTERS" and "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                Very truly yours,



                                         Allen Matkins Leck Gamble & Mallory LLP